October 18,  2002



Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549


Ladies  and  Gentlemen:

We have read the statements of FullCircle Registry, Inc. (formerly Excel Publishing, Inc.) pertaining to our firm included under Item 4 of Form 8-K/A dated October 18, 2002 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


/s/  Pritchett,  Siler  &  Hardy,  P.C.
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PRITCHETT,  SILER  &  HARDY,  P.C.